Exhibit 99.1

Sunnova Energy International, Inc. 20 Greenway Plaza, Suite 540 Houston, Texas 77046 sunnova.com

Sunnova Names Paul Mathews as President and Chief Executive Officer

Company Accelerates Repositioning to Drive Profitable Growth and Improve Cash Generation
William J. (John) Berger Steps Down

HOUSTON – March 10, 2025 – Sunnova Energy International Inc. (“Sunnova” or the “Company”) (NYSE: NOVA), an industry-leading adaptive energy services company, today announced that Paul Mathews, formerly Chief Operating Officer, has been appointed President and Chief Executive Officer, effective immediately. Mr. Mathews succeeds William J. (John) Berger, who is stepping down as Chairman, President and CEO. Mr. Berger will remain as an advisor for a period of time to assist with the transition.
Mr. Mathews will focus on disciplined growth, stronger cash generation, cost efficiency, and enhancing the customer experience. These priorities align with the Company’s recently announced actions, including a $70 million cost reduction initiative, operational simplification to better serve its core high-margin customers, recent closing of a $185 million loan facility arranged by JPMorgan to enhance the Company’s liquidity, and developing plans to address Sunnova’s upcoming debt maturities. Additionally, Mr. Mathews will explore further opportunities to drive near-term stability and long-term success.

“Paul is an experienced operator, a disciplined cost manager, and a proven leader with a deep understanding of the customer experience,” said Sunnova Director Anne Slaughter Andrew. “At a time when the Company is executing a strategic repositioning for positive cash generation, we’ve asked Paul to be a change agent and deliver on the core needs of the business while creating value for our stakeholders. He brings an operational rigor and strategic mindset necessary to lead the Company for long-term success. We are confident he will succeed.”

"I am honored to step into this role and excited by the opportunities ahead of us,” said Mr. Mathews. “I have witnessed firsthand the dedication of our colleagues, loyalty of our dealers and partners, and trust of our customers. While we recognize the near-term challenges we face, I am committed to pursuing stability, driving a hard pivot to profitable growth, and strengthening the Company’s foundation for the future. I want to thank John for his vision, for building the Sunnova platform, and for establishing such a strong team. I am deeply grateful for the confidence he and the Board have placed in me to lead Sunnova into our next chapter."

Since joining Sunnova in January 2023, Mr. Mathews has driven major improvements in the Company’s operations and service capabilities, strengthening the foundation of the business, reducing costs, streamlining efficiencies and enhancing its ability to serve customers. Under his leadership, Sunnova has significantly improved its customer service capabilities, resulting in a 44% reduction in service backlog, a 68% decrease in the average age of closed service work, and a 61% year-over-year reduction in escalated customer complaints.

Exhibit 99.1

Sunnova Energy International, Inc. 20 Greenway Plaza, Suite 540 Houston, Texas 77046 sunnova.com

Prior to Sunnova, Mr. Mathews spent nearly two decades serving in a variety of leadership roles of increasing responsibility at UPS, including President of U.S. Industrial Engineering and President of Engineering – Strategy and Planning. In these roles, Mr. Mathews led mid-term and long-term strategic planning for the UPS industrial engineering and global engineering transformation, including planning and executing global engineering and operations strategies to reduce expenses and improve operational efficiencies.

Mr. Mathews joins the Sunnova Board of Directors, and C. Park Shaper has been named as Chair of the Board.

William J. (John) Berger Succession

Mr. Mathews takes over from Sunnova’s founder and former President, CEO, and Chairman William J. (John) Berger. Mr. Berger founded the Company more than 12 years ago and built it into one of the leading residential solar and storage companies in the United States.

Mr. Berger has been an innovative pioneer in the solar and energy markets. He led the Company from its inception, through a successful initial public offering and to present where Sunnova serves nearly 450,000 customers and manages approximately three gigawatts of power generation. Berger created many “firsts” in the industry, including making service a core element and the industry’s first 25-year guarantee; creating Sunnova’s Global Command Center; launching its Adaptive Technology Center; and building strategic partnerships with Home Depot and Lennar Home Builders.

“John’s accomplishments cannot be understated. His personal and professional contributions to the industry, the greater Houston community, and so many who have worked with and for Sunnova are invaluable,” said Mr. Shaper. “He has led with integrity and a determination that few have, and selecting Paul as his successor is yet another demonstration of his selfless leadership.”

"Paul is the right leader to guide Sunnova into the future," Berger said. "He has proven himself as a trusted and capable leader, building a strong culture and driving significant improvements in our service and operations. His immediate impact upon joining the Company earned him a promotion to COO last year, and I believe now is the right time to pass the reins to Paul. I have full confidence in his ability to succeed."

“It has been an incredible journey, and I want to extend my heartfelt thanks to the Sunnova team and all who have embraced our vision of Powering Energy Independence. This mission is the foundation of Sunnova, and I know it will remain its guiding force," Berger added. "And to our customers and dealers, thank you for putting your trust in us. I will always take pride in what we’ve built together, and I remain a loyal and satisfied Sunnova customer."
About Sunnova
Sunnova Energy International Inc. (NYSE: NOVA) is an industry-leading adaptive energy services company focused on making clean energy more accessible, reliable, and affordable for homeowners and businesses. Through its adaptive energy platform, Sunnova provides a better

Exhibit 99.1

Sunnova Energy International, Inc. 20 Greenway Plaza, Suite 540 Houston, Texas 77046 sunnova.com energy service at a better price to deliver its mission of powering energy independenceTM. For more information, visit http://www.sunnova.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our level of growth, customer value propositions, future financing and ability to raise capital therefrom, and our plans to address upcoming debt maturities. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the substantial doubt about our ability to continue as a going concern and risks regarding our ability to forecast our business due to fluctuations in the solar and home-building markets, availability of capital, supply chain uncertainties, results of operations and financial position, our competition, changes in regulations applicable to our business, and our ability to attract and retain dealers and customers and manage our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the Securities and Exchange Commission, including Sunnova’s annual report on Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.
Sunnova media contact:
Russell Wilkerson
203-581-2114
Russell.wilkerson@sunnova.com
Sunnova investor contact:
Rodney McMahan
877-770-5211
IR@sunnova.com
3